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                                                                 Exhibit (10)(m)

                           Exhibit (10)(m)* to Report
                             on Form 10-K for Fiscal
                            Year Ended June 30, 2002
                         by Parker-Hannifin Corporation

    Parker-Hannifin Corporation 2003 Target Incentive Bonus Plan Description.

            * Numbered in accordance with Item 601 of Regulation S-K.

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          PARKER-HANNIFIN CORPORATION 2003 TARGET INCENTIVE BONUS PLAN

A. Payments earned under the Bonus Plan depend upon the Company's performance against a pre-tax return on average assets (ROAA) schedule which is based upon the Fiscal Year 2003 operating plan.

B. The payout under the Plan ranges from 15% to 150% of each participant's target award, with 100% payout set at achievement of fiscal year 2003 planned ROAA.

C. Any payout pursuant to the Plan that will result in the exceedance of the $1 million cap on the tax deductibility of executive compensation will be deferred until such time in the earliest subsequent fiscal year that such cap will not be exceeded.

D. Participants: All of the executive officers of the Company, plus Group Presidents who are not executive officers.

E.   Fiscal year 2003 Planned ROAA: 8.0%

        ROAA Payout Schedule
        --------------------

     FY03   Percentage of Target
     ROAA       Award Paid*
     ----   --------------------
     <2.6%           0  %
      2.6%          30  %
      2.9%          34.5%
      3.4%          40  %
      4.2%          50  %
      4.9%          60  %
      5.7%          70  %
      6.5%          80  %
      7.2%          90  %
      8.0%         100  %
      8.4%         113  %
      8.9%         125  %
      9.3%         138  %
      9.8%         150  %

     * Fiscal year 2003 ROAA less than 2.9% will reduce the amount paid by 50%.

F.   ROAA will not include the impact of:

     1.   Environmental costs in excess of planned amounts

     2.   Acquisitions/divestitures

     3.   Gains or losses on currency transactions